UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2013

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803 (Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Veeco Instruments Inc. (“Veeco”) agreed to acquire Synos Technology, Inc. (“Synos Technology”), pursuant to an Agreement and Plan of Merger, dated September 18, 2013, by and among Veeco, Veeco Wyoming Inc., a newly-formed subsidiary of Veeco, Synos Technology, certain stockholders of Synos Technology, and Shareholder Representative Services LLC, as Stockholders’ Representative (the “Acquisition”).  The initial purchase price is $70 million.  Synos shareholders will receive additional payments upon the achievement of future performance milestones over the period from closing through December 31, 2014, with maximum potential consideration for the transaction of $185 million.  The agreement contains customary representations, warranties, covenants and indemnification provisions.  Completion of the acquisition is subject to customary closing conditions.  The merger is scheduled to close in the fourth quarter of 2013.

On September 19, 2013, Veeco issued a press release announcing the Acquisition and held a conference call to discuss the Acquisition.  In connection with the release and the related conference call, Veeco posted a presentation relating to the Acquisition on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated September 19, 2013

99.2	Presentation: Veeco to Acquire Synos Technology, September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2013	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated September 19, 2013

99.2	Presentation: Veeco to Acquire Synos Technology, September 19, 2013